Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2015 RESULTS

-RevPAR Increases 6.5%

-Adjusted EBITDA Increases 11.2%

-Hotel Operating Margin Expands 310 Basis Points

-Raises 2015 Adjusted EBITDA Guidance

CHARLOTTE, N.C. – October 27, 2015 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	RevPAR grew 6.5% to $50.83

•	Revenue increased 6.5% to $360.5 million

•	Hotel Operating Margin[1] expanded 310 basis points to 56.2%

•	Adjusted EBITDA[1] increased 11.2% to $181.4 million

•	Net income decreased 3.3% to $58.2 million

•	Adjusted Paired Share Income[1] increased 11.2% to $66.6 million, or $0.33 per diluted Paired Share

Nine Months 2015 Highlights

•	RevPAR grew 6.5% to $46.95

•	Revenue increased 6.2% to $988.4 million

•	Hotel Operating Margin[1] expanded 270 basis points to 54.8%

•	Adjusted EBITDA[1] increased 9.8% to $476.0 million

•	Net income increased 23.1% to $150.9 million

•	Adjusted Paired Share Income[1] increased 19.6% to $163.8 million, or $0.80 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented “We are excited by our robust third quarter results and how they demonstrate the staying power of our hotel improvement strategy. In the third quarter, we grew RevPAR by 6.5% and Adjusted EBITDA by 11.2%, both strong numbers, and particularly so in a quarter with heightened industry concerns. Our lack of concentration in any single market and minimal exposure to fluctuations

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

in international travel help to limit headwinds. We believe that our geographically diverse portfolio, which focuses on domestic markets, transient consumers and longer stay guests, is well positioned at this point in the economic cycle. Importantly, we believe we have additional value creation opportunities going forward, as we begin to realize benefits from the full implementation of our revenue management system, make progress with our Extended Perks loyalty program, build up our sales force, and execute hotel improvement initiatives across more and more of our portfolio.”

Mr. Lopez continued, “Our portfolio-wide renovation program continues to show strong results, and is on track for completion in early 2017. This quarter alone we completed the renovation of 31 properties and began renovations on another 49 hotels. As if that was not enough, our recently announced agreement to sell 53 economy extended stay hotels for $285.0 million will further enhance the overall quality of our portfolio and will complete our transition to a single, nationwide brand. We believe this newly streamlined and renovated portfolio will be positioned to sustain attractive returns to our shareholders in the coming years.”

Financial and Operating Results

Total revenues for the three months ended September 30, 2015 increased 6.5% over the comparable period in 2014 to $360.5 million. Total revenues for the nine months ended September 30, 2015 increased 6.2% over the comparable period in 2014 to $988.4 million.

Revenue per available room (“RevPAR”) for the three months ended September 30, 2015 grew 6.5% over the comparable period in 2014, driven by an improvement in average daily rate (“ADR”) of 8.0% while occupancy decreased to 78.3% compared to 79.3% in the comparable period in 2014. RevPAR for the nine months ended September 30, 2015 grew 6.5% over the comparable period in 2014, driven by an improvement in ADR of 7.6% while occupancy decreased to 75.3% compared to 76.1% in the comparable period in 2014.

Hotel Operating Margin1 for the three months ended September 30, 2015 was 56.2% compared to 53.1% in the comparable period in 2014. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total room and other hotel revenues, was 105.2% for the three months ended September 30, 2015. Hotel Operating Margin1 for the nine months ended September 30, 2015 was 54.8% compared to 52.1% in the comparable period in 2014. Hotel operating margin flow-through for the nine months ended September 30, 2015 was 97.5%.

Adjusted EBITDA1 for the three months ended September 30, 2015 increased $18.3 million to $181.4 million, representing 11.2% growth over the comparable period in 2014. Adjusted EBITDA1 excludes non-cash equity-based compensation of $3.0 million, loss on disposal of assets of $1.3 million, asset impairment of $9.0 million, and other non-operating expense of $1.1 million. Adjusted EBITDA1 for the nine months ended September 30, 2015 increased $42.7 million to $476.0 million, representing 9.8% growth over the comparable period in 2014.

Net income for the three months ended September 30, 2015 was $58.2 million compared to $60.2 million in the comparable period in 2014, a decrease of 3.3%. The decline in net income in the third quarter was due to an asset impairment of $9.0 million and a higher tax rate driven primarily by a provision to return true up for 2014. Income tax expense for the three months ended September 30, 2015 was $21.3 million compared to $19.0 million in the comparable period in 2014. Net income for the nine months ended September 30, 2015 was $150.9 million compared to $122.6 million in the comparable period in 2014, an increase of 23.1%. Income tax expense for the nine months ended September 30, 2015 was $48.1 million compared to $38.2 million in the comparable period in 2014.

Adjusted Paired Share Income1 for the three months ended September 30, 2015 was $66.6 million, or $0.33 per diluted Paired Share, compared to $59.9 million, or $0.29 per diluted Paired Share, in the comparable period in 2014. Adjusted Paired Share Income1 for the nine months ended September 30, 2015 was $163.8 million, or $0.80 per diluted Paired Share, compared to $137.0 million, or $0.67 per diluted Paired Share, in the comparable period in 2014. Adjusted Paired Share Income1, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital

The Company invested $67.1 million in capital expenditures during the third quarter of 2015, which includes hotel renovations, ordinary maintenance capital and information technology projects.

Distribution

On October 27, 2015, the Board of Directors of ESH Hospitality, Inc. (“ESH REIT”), the Company’s subsidiary, declared a cash distribution of $0.15 per share for the third quarter of 2015, payable to ESH REIT’s Class A and Class B common shareholders. Additionally, the Board of Directors of Extended Stay America, Inc. declared a cash distribution of $0.02 per share for the third quarter of 2015, payable to Extended Stay America, Inc.’s common shareholders. These distributions, which total to $0.17 per Paired Share, will be payable on November 24, 2015 to shareholders of record as of November 10, 2015.

2015 Outlook

The Company’s outlook for 2015 is updated as follows:

•	Total revenues are expected to increase 5.9% to 6.3% to $1.285 billion to $1.290 billion

•	Adjusted EBITDA is expected to range from $602 million to $607 million, representing approximately 8.1% to 9.0% growth over 2014

•	Depreciation and amortization of $204 million to $208 million

•	Net interest expense of $137 million to $138 million

•	Effective tax rate is expected to be between 23.5% and 24.6%

•	Net income is anticipated to range from $171 million to $182 million

•	Capital expenditures of $205 million to $215 million

•	Upon closing of the economy extended stay portfolio asset sale, we expect to declare a special distribution of $0.20 to $0.25 per Paired Share, subject to approval by ESH REIT and Extended Stay America’s Boards of Directors and satisfaction of our debt covenants. No distribution has yet been declared, and there can be no assurance that any distribution will be declared or paid.

The Company’s outlook does not include the impact of the disposition of the 53 economy extended stay hotels. We expect the disposition will reduce our 2015 revenue range by approximately $3 to $7 million, Adjusted EBITDA by approximately $1 to $3 million and may change our effective tax rate.

Webcast and Conference Call Details

Extended Stay America, Inc. will host a conference call on Tuesday, October 27, 2015 at 9:30 am Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.extendedstay.com, which can be accessed directly at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until November 10, 2015, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13621061.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share, or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2015 outlook and performance, free cash flow, debt reduction and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs over 9,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended September 30,	Nine Months Ended September 30,
2015	2014	% Variance	2015	2014	% Variance
REVENUES:
$355,445	$333,970	6.4%	Room revenues	$974,127	$917,286	6.2%
5,071	4,583	10.6%	Other hotel revenues	14,291	13,497	5.9%

360,516	338,553	6.5%	Total revenues	988,418	930,783	6.2%
OPERATING EXPENSES:
159,049	159,125	0.0%	Hotel operating expenses	450,543	448,253	0.5%
24,373	19,579	24.5%	General and administrative expenses	73,909	64,227	15.1%
52,268	47,124	10.9%	Depreciation and amortization	151,980	139,401	9.0%
9,011	—	n/	m	Impairment of long-lived assets	9,011	—	n/	m
—	(864)	n/	m	Gain on sale of hotel properties	—	(864)	n/	m

244,701	224,964	8.8%	Total operating expenses	685,443	651,017	5.3%
3	1	200.0%	OTHER INCOME	44	272	(83.8)%

115,818	113,590	2.0%	INCOME FROM OPERATIONS	303,019	280,038	8.2%
1,143	1,058	8.0%	OTHER NON-OPERATING EXPENSE	2,035	2,837	(28.3)%
35,157	33,377	5.3%	INTEREST EXPENSE, NET	101,975	116,464	(12.4)%

79,518	79,155	0.5%	INCOME BEFORE INCOME TAX EXPENSE	199,009	160,737	23.8%
21,293	18,970	12.2%	INCOME TAX EXPENSE	48,119	38,187	26.0%

58,225	60,185	(3.3)%	NET INCOME	150,890	122,550	23.1%
NET INCOME ATTRIBUTABLE TO
(20,569)	(16,310)	26.1%	NONCONTROLLING INTERESTS(1)	(33,703)	(24,649)	36.7%

NET INCOME ATTRIBUTABLE TO
$37,656	$43,875	(14.2)%	COMMON SHAREHOLDERS	$117,187	$97,901	19.7%

n/m=not meaningful

(1)	Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH REIT’s common equity and 125 shares of ESH REIT preferred stock.

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	September 30,		December 31,
	2015		2014
Cash and cash equivalents	$107,506		$121,324
Restricted cash	$193,141		$73,382
Assets held for sale	$146,978		$—
Total assets	$4,561,780		$4,481,120
Total debt	$2,817,423	(1)	$2,912,571
Liabilities related to assets held for sale	$89,175	(1)	$—
Total equity	$1,440,691		$1,389,317

(1)	As of September 30, 2015, approximately $86.1 million of the Company’s total debt was included in liabilities related to assets held for sale as it relates to assets subject to the purchase and sale agreement signed on September 18, 2015.

EXTENDED STAY AMERICA, INC.

OPERATING METRICS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(Unaudited)

Three Months Ended September 30,				Nine Months Ended September 30,
2015	2014	Variance		2015	2014	Variance
682	682	—	Number of hotels	682	682	—
76,000	76,000	—	Number of rooms	76,000	76,000	—
78.3%	79.3%	(100) bps	Occupancy	75.3%	76.1%	(80) bps
$64.95	$60.14	8.0%	ADR	$62.38	$57.95	7.6%
$50.83	$47.72	6.5%	RevPAR	$46.95	$44.09	6.5%

			Hotel Inventory (as of September 30):
413	330	83	Renovated Extended Stay America (1)	413	330	83
222	305	(83)	Unrenovated Extended Stay America and other (2)	222	305	(83)
47	47	—	Crossland Economy Studios (2)	47	47	—

682	682	—	Total number of hotels	682	682	—

			Renovation Displacement Data (in thousands, except percentages):
6,993	6,999	(6)	Total available room nights	20,747	20,803	(56)
128	26	102	Room nights displaced from renovation	231	154	77
1.8%	0.4%	140 bps	% of available room nights displaced	1.1%	0.7%	40 bps

(1)	Includes three Extended Stay Canada-branded hotels.
(2)	On September 18, 2015, subsidiaries of the Company entered into a purchase and sale agreement to sell a portfolio of 53 hotel properties, six of which are included in “Unrenovated Extended Stay America and other” and 47 of which are included in “Crossland Economy Studios.” The Company expects the transaction to close in the fourth quarter of 2015.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2015		2014			2015		2014
$58,225		$60,185		Net income	$150,890		$122,550
35,157		33,377		Interest expense, net	101,975		116,464
21,293		18,970		Income tax expense	48,119		38,187
52,268		47,124		Depreciation and amortization	151,980		139,401

166,943		159,656		EBITDA	452,964		416,602
3,021		2,283		Non-cash equity-based compensation	7,940		7,173
1,143		1,058		Other non-operating expense	2,035		2,837
9,011		—		Impairment of long-lived assets	9,011		—
—		(864)		Gain on sale of hotel properties	—		(864)
1,290	(1)	969	(2)	Other expenses	4,034	(3)	7,561	(4)

$181,408		$163,102		Adjusted EBITDA	$475,984		$433,309

11.2%				Adjusted EBITDA % growth	9.8%

(1)	Includes loss on disposal of assets of approximately $1.3 million.
(2)	Includes public company transition costs of approximately $0.8 million, including approximately $0.6 million in costs incurred in connection with the August 2014 secondary offering, and loss on disposal of assets of approximately $0.2 million.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million, and loss on disposal of assets of approximately $3.3 million.
(4)	Includes public company transition costs of approximately $3.2 million, including approximately $1.5 million in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $2.5 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON

SHAREHOLDERS TO PAIRED SHARE INCOME,

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands, except per Paired Share data)

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2015		2014			2015		2014
$37,656		$43,875		Net income attributable to common shareholders	$117,187		$97,901
20,565		16,306		Noncontrolling interests attributable to Class B common shares of ESH REIT	33,691		24,637

58,221		60,181		Paired Share Income	150,878		122,538
—		—		Debt extinguishment costs	1,790		7,185
837		281		Other non-operating expense	1,487		2,158
6,598		—		Impairment of long-lived assets	6,598		—
—		(659)		Gain on sale of hotel properties	—		(659)
944	(1)	76	(2)	Other expenses	3,050	(3)	5,761	(4)

$66,600		$59,879		Adjusted Paired Share Income	$163,803		$136,983

$0.33		$0.29		Adjusted Paired Share Income per Paired Share – basic	$0.80		$0.67

$0.33		$0.29		Adjusted Paired Share Income per Paired Share – diluted	$0.80		$0.67

204,281		203,593		Weighted average Paired Shares outstanding – basic	204,171		203,449

204,685		204,540		Weighted average Paired Shares outstanding – diluted	204,538		204,492

(1)	Includes loss on disposal of assets of approximately $1.3 million pre-tax, which totals approximately $0.9 million after-tax.
(2)	Includes public company transition costs of approximately $0.8 million pre-tax, including approximately $0.6 million pre-tax in costs incurred in connection with the August 2014 secondary offering, and loss on disposal of assets of approximately $0.2 million pre-tax, which total approximately $0.1 million after-tax.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million pre-tax, and loss on disposal of assets of approximately $3.3 million pre-tax, which total approximately $3.1 million after-tax.
(4)	Includes public company transition costs of approximately $3.2 million pre-tax, including approximately $1.5 million pre-tax in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million pre-tax related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $2.5 million pre-tax, which total approximately $5.8 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2015	2014	% Variance			2015	2014	% Variance
$355,445	$333,970	6.4%		Room revenues	$974,127	$917,286	6.2%
5,071	4,583	10.6%		Other hotel revenues	14,291	13,497	5.9%

360,516	338,553	6.5%		Total hotel revenues	988,418	930,783	6.2%
157,761	158,914	(0.7)%		Hotel operating expenses(1)	447,217	445,756	0.3%

$202,755	$179,639	12.9%		Hotel Operating Profit	$541,201	$485,027	11.6%

56.2%	53.1%	310	bps	Hotel Operating Margin	54.8%	52.1%	270	bps

(1)	Excludes loss on disposal of assets of approximately $1.3 million, $0.2 million, $3.3 million and $2.5 million, respectively.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

TWELVE MONTHS ENDED DECEMBER 31, 2014 (ACTUAL) AND 2015 (OUTLOOK WITHOUT ASSET  DISPOSITION)

(In thousands)

(Unaudited)

Twelve Months Ended			Twelve Months Ended December 31, 2015
December 31, 2014			(Outlook Without Asset Disposition)
Actual			Low		High
$1,213,475		Revenue	$1,285,000		$1,290,000

$150,554		Net income	$171,465		$181,865
149,364		Interest expense, net	138,000		137,000
45,057		Income tax expense	56,000		56,000
187,207		Depreciation and amortization	208,000		204,000

532,182		EBITDA	573,465		578,865
8,803		Non-cash equity-based compensation	11,000		10,600
3,763		Other non-operating expense	2,035		2,035
2,300		Impairment of long-lived assets	9,000		9,000
(864)		Gain on sale of hotel properties	—		—
10,476	(1)	Other expenses	6,500	(2)	6,500	(2)

$556,660		Adjusted EBITDA	$602,000		$607,000

		Increase over 2014	8.1%		9.0%

(1)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million related to the implementation of our new strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $5.6 million.
(2)	Includes secondary offering costs and loss on disposal of assets.